                                                                     EXHIBIT 3.1



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             WASHINGTON MUTUAL, INC.

        Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, WASHINGTON MUTUAL, INC., a Washington corporation, hereby restates its Articles of Incorporation as now and heretofore amended:

                                    ARTICLE I

                                      NAME

        The name of this corporation is:

                             WASHINGTON MUTUAL, INC.

                                   ARTICLE II

                                  CAPITAL STOCK

        A. Issuance of and Payment for Stock. The total number of shares of capital stock which the Company has authority to issue is 1,610,000,000 shares of which 1,600,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share. The shares may be issued by the Company from time to time as approved by its Board of Directors without the approval of the shareholders. The consideration for issuance of the shares shall be paid in full before their issuance. Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Company or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable.

        B. Voting by Class or Series. Except as expressly provided in these Articles or in any resolutions of the Board of Directors designating and establishing the terms of any series of preferred stock, no holders of any class or series of capital stock shall have any right to vote as a separate class or series or to vote more than one vote per share.

Notwithstanding the foregoing, the restriction on voting separately by class or series shall not apply to the extent that applicable law requires such voting, nor shall this restriction apply to any amendment to these Articles which would adversely change the specific terms of any class or series of capital stock as set forth in this Article II or in any resolution of the Board of Directors designating and establishing the terms of any series of preferred stock. For purposes of the preceding sentence, an amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving institution in a merger or consolidation for the Company, shall not be such an adverse change.

        C. Common Stock. On matters on which holders of common stock are entitled to vote, each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

        Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

        In the event of any liquidation, dissolution or winding up of the Company, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Company, to receive pro rata the remaining assets of the Company available for distribution, in cash or in kind.

        Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

        D. Preferred Stock. The authorized Preferred Stock shall be comprised of 10,000,000 shares no par value per share. The Board of Directors of the Company is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in one or more additional series by designating and establishing the terms of such a series. With respect to any such series, the Board of Directors is authorized to fix and state the voting powers, designations, preferences and relative, participating, optional or other special right of the shares of each such series and the qualifications, limitations and restrictions thereon, including, but not limited to, determination of any of the following:

                (1) The distinctive serial designation and the number of shares constituting such series;

                (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                (3) The voting powers, full, special or limited, if any, of shares of such series;

                (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

                (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and, if so convertible or exchangeable, the conversion price or prices, or the rate of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

                (8) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial Preferred Stock.

        Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

        While the foregoing authorizes the Board of Directors, in establishing the terms of a series of Preferred Stock, to permit holders of that series of Preferred Stock to elect separately one or more directors, in no event shall the total number of directors separately elected by holders of one or more series of Preferred Stock equal or exceed fifty percent (50%) of the total number of authorized directors.

                                   ARTICLE III

                                PREEMPTIVE RIGHTS

        The shareholders of the Company shall have no preemptive rights to acquire additional shares of the Company.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

        The Company shall be managed by a Board of Directors. The number of directors shall be stated in the Company's Bylaws, provided, however, that such number shall be not less than five (5). There shall be three classes of elected directors designated as Class 1, Class 2, and Class 3 directors. Each class shall contain one-third of the total number of directors, as near as may be. The terms of the Class 1 directors shall expire at the first annual shareholders' meeting after their election. The terms of the Class 2 directors shall expire at the second annual shareholders' meeting after their election. The terms of the Class 3 directors shall expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. A vacancy on the Board of Directors may be filled by the Board in accordance with the applicable provisions of the Company's Bylaws. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by shareholders.

                                    ARTICLE V

                              REMOVAL OF DIRECTORS

        Any director may be removed by the shareholders only with good cause and in accordance with the applicable provisions of the Company's Bylaws.

                                   ARTICLE VI

                                CUMULATIVE VOTING

        The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Company.

                                   ARTICLE VII

                                     BYLAWS

        The Board of Directors has the power to adopt, amend or repeal the Bylaws of the Company, subject to the concurrent power of the shareholders, by at least two-thirds affirmative vote of the shares of the Company entitled to vote thereon, to adopt, amend or repeal the Bylaws.

                                  ARTICLE VIII

      SHAREHOLDER VOTE REQUIRED TO APPROVE SUBSTANTIAL BUSINESS TRANSACTION

        If pursuant to the Washington Business Corporations Act the Company's shareholders are required to approve a plan of merger, share exchange, or other disposition of all, or substantially all of the Company's property, otherwise than in the usual and regular course of business (each of the foregoing, a "Substantial Business Transaction"), then (a) if two-thirds of the directors vote to recommend the Substantial Business Transaction to the shareholders, the Substantial Business Transaction shall be approved by each voting group entitled to vote thereon by a simple majority of all votes entitled to be cast by that group; (b) in all other cases where a shareholder vote is required by the Washington Business Corporation Act, such Act, as it may be amended, shall control.

                                   ARTICLE IX

                                 INDEMNIFICATION

                The Company shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Company and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation that may hereafter be enacted to the extent such limitation may be disregarded if authorized by the articles of incorporation, to the full extent and under all circumstances permitted by applicable law.

                                    ARTICLE X

                              BUSINESS COMBINATIONS

        A.      For the purposes of this Article X:

                (1) The terms "Affiliate" and "Associate" shall have the meanings attached to them by Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any similar successor rule.

                (2) The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of the Company which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by shareholders of the Company in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Stockholder.

                (3)     The term "Business Combination" shall mean:

                        (a) any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of the Company or any Subsidiary with or into a Major Stockholder or of a Major Stockholder into the Company or a Subsidiary;

                        (b)     any sale, lease, exchange, transfer,
distribution to stockholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Stockholder by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of the Company or a Subsidiary (including, without limitation, any securities of a Subsidiary);

                        (c) the purchase, exchange, lease or other acquisition by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Stockholder;

                        (d) the issuance of any securities, or of any rights, warrants or options to acquire any securities, of the Company or a Subsidiary to a Major Stockholder or the acquisition by the Company or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Stockholder;

                        (e) any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Company or any Subsidiary which is beneficially owned by a Major Stockholder, or any partial or complete liquidation, spin off, split off or split up of the Company or any Subsidiary; provided, however, that this Section A(3)(e) shall not relate to any transaction of the types specified herein that has been approved by a majority of the Continuing Directors; and

                        (f) any agreement, contract or other arrangement providing for any of the transactions described herein.

                (4) The term "Continuing Director" shall mean (i) a person who was a member of the Board of Directors of the Company immediately prior to the time that any then-existing Major Stockholder became a Major Stockholder, or
(ii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors.

                (5) The term "Major Stockholder" shall mean any Person which, together with its Affiliates and Associates and any Person acting in concert therewith, is the beneficial owner of five percent (5%) or more of the votes held by the holders of the outstanding shares of the Voting Stock of the Company, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term "Major Stockholder" shall not include a Subsidiary.

                (6) The term "other consideration to be received" shall include, without limitation, Voting Stock retained by the Company's existing shareholders in the event of a Business Combination which is a merger or consolidation in which the Company is the surviving corporation.

                (7) The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Company, any Subsidiary or a trustee holding stock for the benefit of employees of the Company or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person."

                (8) The term "Subsidiary" shall mean any business entity fifty percent (50%) or more of which is beneficially owned by the Company.

                (9) The term "Substantial Part," as used in reference to the assets of the Company or any Subsidiary or of any Major Stockholder means assets having a value of more than five percent (5%) of the total consolidated assets of the Company and its Subsidiaries as of the end of the Company's most recent fiscal year ending prior to the time the determination is made.

                (10) The term "Voting Stock" shall mean the stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, including stock or other securities convertible into Voting Stock.

        B. Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section C of this Article X, neither the Company nor any Subsidiary shall be a party to a Business Combination unless:

                (1) The Business Combination was approved by the Board of Directors of the Company prior to the Major Stockholder involved in the Business Combination becoming such; or

                (2) The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors; or

                (3) The Business Combination was approved by at least eighty percent (80%) of the Continuing Directors of the Company; or

                (4) The Business Combination was approved by at least ninety-five percent (95%) of the outstanding Voting Stock beneficially owned by shareholders other than any Major Stockholder.

        C.      The approval requirements of Section B shall not apply if:

                (1) The Business Combination is approved by at least the majority vote of the shares of the Voting Stock and the majority vote of the shares of the Voting Stock beneficially owned by shareholders other than any Major Stockholder; and

                (2)     All of the following conditions are satisfied:

                        (a) The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the common stock of the Company in the Business Combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Major Stockholder in acquiring any of the Company's common stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Company's common stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of the Company's common stock immediately prior to the commencement of acquisition of the Company's common stock by such Major Stockholder, but in no event in excess of two times the highest per share price determined in (i) above; and

                        (b) The consideration to be received in such Business Combination by holders of the common stock of the Company shall be, except to the extent that a stockholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Stockholder in acquiring his Voting Stock.

                        (c) After becoming a Major Stockholder and prior to the consummation of such Business Combination, (i) such Major Stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Company or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Stockholder or upon compliance with the provisions of this Article X or as a result of a pro rata stock dividend or stock split), and (ii) such Major Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Company or a Subsidiary, or made any major changes in the Company's business or equity capital structure; and

                        (d) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Company is then subject to such requirements, shall be mailed to all shareholders of the Company for the purpose of soliciting shareholder approval of such Business Combination and shall contain on the front thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Company. Such investment banking firm shall be engaged solely on behalf of the remaining shareholders, be paid a reasonable fee for their services by the Company upon receipt of such opinion, and be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Stockholder and to be selected by a majority of the Continuing Directors.

        D. During the time a Major Stockholder exists, a resolution to voluntarily dissolve the Company shall be adopted only upon: (1) the consent of all of the Company's shareholders; or (2) the affirmative vote of at least two-thirds of the total number of directors, the affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote thereon, and the affirmative vote of the holders of at least two-thirds of the shares of each class of shares entitled to vote thereon as a class, if any.

        E. As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

                (1) The amount of Voting Stock beneficially held by any Person;

                (2) Whether a Person is an Affiliate or an Associate of another;

                (3)     Whether a Person is acting in concert with another;

                (4) Whether the assets subject to any Business Combination constitute a Substantial Part;

                (5) Whether a proposed transaction is subject to the provisions of this Article; and

                (6) Such other matters with respect to which a determination is required under this Article.

        Any such determination shall be conclusive and binding for all purposes of this Article.

        The affirmative vote required by this Article is in addition to the vote of the holders of any class or series of stock of the Company otherwise required by law, these

Articles of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock or any agreement between the Company and any national securities exchange.

                                   ARTICLE XI

                                    AMENDMENT

        The Company may amend these Articles of Incorporation if approved by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group at any regular meeting or special meeting duly called for that purpose in the manner prescribed by its Bylaws, provided, however, that Article X may not be repealed or amended in any respect unless such action is approved by at least a ninety-five percent (95%) vote of the outstanding Voting Stock beneficially owned by shareholders other than any Major Stockholder, and provided further, that the board of Directors may, without shareholder approval, amend these Articles (i) to the extent permitted under the Washington Business Corporation Act or (ii) as necessary to designate the preferences, limitations, and relative rights of a class or series of shares of the Company prior to issuance of any shares in that class or series.

                                   ARTICLE XII

                             LIMITATION OF LIABILITY

        A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director ("Protected Conduct"). However, Protected Conduct shall exclude (i) acts or omissions which involve intentional misconduct by the director or a knowing violation of law by the director, (ii) any conduct violating Section 23B.08.310 of the Revised Code of Washington, and (iii), any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by Washington law, as so amended. Any repeal or modification of this Article XII by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  ARTICLE XIII

        The street address of the registered office of the Company is:

                                        1201 Third Avenue
                                        15th Floor
                                        Seattle, Washington 98101

and the name of the registered agent at that address is:

                                        Marc R. Kittner

                                   ARTICLE XIV

                        SPECIAL MEETINGS OF SHAREHOLDERS

        Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors or by any other person or persons authorized to do so in the Company's Bylaws. Notwithstanding RCW 23B.07.020(1) (b) or any other provision in these Articles or the Company's Bylaws, a special meeting of the shareholders may be called by the shareholders only if the holders of at least twenty-five percent of all the votes to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Company's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

        DATED at Seattle, Washington, on the __________ day of October, 1999.

                                        WASHINGTON MUTUAL, INC.

                                        By:
                                           -------------------------------------
                                           Kerry K. Killinger
                                           President, Chairman and
                                           Chief Executive Officer